Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 688 to the Registration Statement on Form N-1A of GraniteShares ETF Trust and to the use of our report dated August 28, 2026 on the financial statements and financial highlights of GraniteShares Autocallables TSLA ETF, GraniteShares Autocallables NVDA ETF, GraniteShares Autocallables MSTR ETF, GraniteShares Autocallables COIN ETF, GraniteShares Autocallables PLTR ETF, GraniteShares Autocallables HOOD ETF, GraniteShares Autocallables SMCI ETF and GraniteShares Autocallables MARA, each a series of GraniteShares ETF Trust, appearing in Form N-CSR for the year ended June 30, 2026, which are also incorporated by reference into the Registration Statement.

Additionally, we consent to the references to our firm in the Post-Effective Amendment No. 688 to the Registration Statement on Form N-1A of GraniteShares ETF Trust (the “Trust”) regarding GraniteShares GraniteShares Autocallables AAPL ETF, GraniteShares Autocallables AMD ETF, GraniteShares Autocallables AMZN ETF, GraniteShares Autocallables APP ETF, GraniteShares Autocallables AVGO ETF, GraniteShares Autocallables BABA ETF, GraniteShares Autocallables CRCL ETF, GraniteShares Autocallables CRWV ETF, GraniteShares Autocallables GOOGL ETF, GraniteShares Autocallables HIMS ETF, GraniteShares Autocallables INTC ETF, GraniteShares Autocallables IONQ ETF, GraniteShares Autocallables META ETF, GraniteShares Autocallables MRVL ETF, GraniteShares Autocallables MSFT ETF, GraniteShares Autocallables NBIS ETF, GraniteShares Autocallables NFLX ETF, GraniteShares Autocallables ORCL ETF, GraniteShares Autocallables QBTS ETF, GraniteShares Autocallables RDDT ETF, GraniteShares Autocallables RGTI ETF, GraniteShares Autocallables SMR ETF, GraniteShares Autocallables UPST ETF, each a series of GraniteShares ETF Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 28, 2026